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Exhibit 23.2


                   CONSENT OF GERSTEN, SAVAGE & KAPLOWITZ, LLP

         The undersigned, Gersten, Savage & Kaplowitz, LLP, hereby consents to the use of our name and of our opinion for AppOnline.com, Inc. (the "Company") as filed with its Registration Statement on Form S-1, and any amendments thereto.


                                          /s/ Gersten, Savage & Kaplowitz, LLP
December 29, 1999                         Gersten, Savage & Kaplowitz, LLP